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Exhibit 99.1

GI Dynamics Announces US$1.75M Convertible Note and Warrant Financing Commitment from Crystal Amber Fund Subject to Obtaining Stockholder Approval

BOSTON and SYDNEY, 2 May 2018 — GI Dynamics® Inc. (ASX:GID), a medical device company that is developing EndoBarrier® for patients with type 2 diabetes and obesity, has received a binding commitment for a US$1,750,000 convertible note and warrant financing from Crystal Amber Fund Limited. The financing is subject to the approval of GI Dynamics stockholders.

GI Dynamics has entered into a binding letter of intent with its major stockholder, Crystal Amber Fund Limited, to conduct the financing upon stockholder approval. The letter of intent terminates if such approval is not received by 15 June 2018. The financing is intended to satisfy GI Dynamics working capital requirements until near the end of the third quarter of 2018.

The key terms of the financing are outlined in Attachment 1.

The Company will seek stockholder approval that is required to approve the convertible note and warrant financing at the GI Dynamics 2018 Annual Meeting of Stockholders (Annual Meeting). The Company will release further details of the Annual Meeting, including date, location and detailed information regarding the proposals for which the Company will seek stockholder approval. Among other proposals, at the Annual Meeting the Company will seek stockholder approval to give Crystal Amber Fund the right to convert, should it wish to exercise it, the US$5,000,000 secured convertible note, issued in 2017 and announced on 16 June 2017, into CDIs or common stock of the Company at any time prior to its maturity date of 31 December 2018.

This financing satisfies the capital requirements of the Company until near the end of the third quarter of 2018, enabling GI Dynamics to pursue its current business objectives as planned and to continue to fund its operations. The Company will continue to evaluate long-term fundraising options.

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“We are pleased to announce this financing and appreciate the support and confidence of Crystal Amber Fund,” said Scott Schorer, president and chief executive officer of GI Dynamics. “If approved by stockholders, this financing helps position the Company as we continue working with the FDA towards the goal of conducting a clinical trial in the United States. We believe that the terms of this financing are in the best interests of our stockholders, and we look forward to sharing further progress.”

About GI Dynamics

GI Dynamics®, Inc. (ASX:GID) is the developer of EndoBarrier, the first endoscopically delivered device therapy for the treatment of type 2 diabetes and obesity. EndoBarrier is not approved for sale and is limited by federal law to investigational use only. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement may contain forward-looking statements. These forward-looking statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern, our ability to maintain compliance with our obligations under the existing Convertible Loan Note executed with Crystal Amber Fund Limited in June 2017, our ability to receive stockholder approval of our proposed convertible note and warrant financing with Crystal Amber Fund Limited, obtaining and maintaining regulatory approvals required to market and sell our products; obtaining funding from third parties; the consequences of stopping the ENDO Trial and the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; and risks related to assumptions regarding the size of the available market, the benefits of our products, product pricing, timing of product launches, future financial results; and other factors,

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including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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Investor Relations

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ATTACHMENT 1

Financing Terms

The key terms of the financing are as follows:

(a)	Stockholder Approval: The financing is contingent upon approval by the stockholders of GI Dynamics, Inc.

(b)	Borrower: GI Dynamics, Inc.

(c)	Lender: Crystal Amber Fund Limited

(d)	Principal Amount/Face Value of Note: US $1,750,000

(e)	Interest: 10% per annum, compounded annually (increasing to 16% per annum in the event of default)

(f)	Note Conversion: At any time prior to the maturity date, the Principal Amount plus accrued and unpaid interest thereon is convertible at the option of the Lender into the Borrower’s CHESS Depositary Interests (CDIs) at a conversion price equal to US $0.018 per CDI

(g)	Maturity / Repayment: The Note matures on the fifth anniversary of its issue date, unless it is repaid in full or converted at an earlier date in accordance with the terms of the Note

(h)	Change of Control: Upon a change of control of the Borrower, the Lender may, at its option, demand 110% of the unpaid Principal Amount plus accrued and unpaid interest thereon in full satisfaction of the Note

(i)	Prepayments: Not permitted at the Borrower’s option without the Lender’s consent

(j)	Events of Default: On the occurrence of an event of default, all unpaid principal plus unpaid interest generally becomes immediately due and payable

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(k)	Use of Funds: General corporate purposes

(l)	Warrant: A Warrant granting the Lender the option to purchase up to 97,222,200 of the Borrower’s CDIs at any time from the issue date of the Warrant until the fifth anniversary thereof at an exercise price equal to US $0.018 per CDI

(m)	Transferability / Assignability: Neither the Note nor the Warrant is transferrable / assignable within 12 months after its issue, except as permitted by the Corporations Act 2001 (Cth)

(n)	Transfer of CDIs issued on conversion or exercise: Any CDIs issued on a conversion of the Note or an exercise of the Warrant are not transferrable within 12 months after their issue (and the CDIs will be subject to a holding lock), except as permitted by the Corporations Act 2001 (Cth)

(o)	Anti-Dilution: In the event the Borrower subsequently sells any of its CDIs at a price per CDI that is lower than the conversion price under the Note or the exercise price under the Warrant, such conversion price and exercise price, as applicable, shall be reduced to the lowest price per CDI at which such CDIs were sold